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                                                                    Exhibit 23.6

                               CONSENT OF EXPERTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2,2002 (except for Note 17, as to which the date is September 30, 2002), with respect to the financial statements of Group 3G UMTS Technologies Holding GmbH included in the Registration Statement (Form F-4) and related Prospectus of Telia AB for the registration of shares of its ordinary stock.




ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH
(an affiliated firm of Ernst & Young International)


/s/ Wagener                              /s/ Plett
Dr. Wagener                              Plett
Wirtschaftspruefer                       Wirtschaftspruefer


Berlin, Germany


September 30, 2002